EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Diamond Inc.
Baton Rouge, LA

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 14, 2006 relating to the consolidated financial statements of Diamond I, Inc. as of and for the year ended December 31, 2005.

/s/ MALONE & BAILEY, PC
MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas
February 15, 2007